Exhibit 11


                              TAUBMAN CENTERS, INC.

                        Computation of Earnings Per Share
                        (in thousands, except share data)



                                          Three Months Ended  Three Months Ended
                                            March 31, 1996      March 31, 1997
                                            --------------      --------------


Primary
-------

Net income as reported                              $5,244         $6,425

 Effect of partnership units issuable under
  The Taubman Realty Group Limited Partnership's
  1992 Incentive Option Plan                             0            (74)
                                                    ------         ------

Net income for purposes of calculating primary
 earnings per share                                 $5,244         $6,351
                                                    ======         ======

Average number of shares outstanding            44,111,232     50,720,358
                                                ==========     ==========

Primary earnings per share                           $ .12          $ .13
                                                     =====          =====

Fully diluted
-------------

Net income as reported                              $5,244         $6,425

 Effect of partnership units issuable under
  The Taubman Realty Group Limited Partnership's
  1992 Incentive Option Plan                            (1)           (74)
                                                    ------         ------

Net income for purposes of calculating fully
 diluted earnings per share                         $5,243         $6,351
                                                    ======         ======

Average number of shares outstanding            44,111,232     50,720,358
                                                ==========     ==========

Fully diluted earnings per share                     $ .12          $ .13
                                                     =====          =====